Exhibit 99.1
Midwest Banc Holdings, Inc. Reports Q1 Results
MELROSE PARK, Ill. — April 28, 2009 — Midwest Banc Holdings, Inc. (NASDAQ:MBHI) today reported a net loss per common share of $(0.27), for the first quarter ended March 31, 2009. This compares to earnings per share of $0.12 in the fourth quarter of 2008 and a net loss per share of $(0.22) for the first quarter of 2008.
Overview
“Throughout our 50 years of service to the Chicago area market, Midwest has remained committed to its customers and the community,” stated Jay Fritz, CEO of Midwest. “We continue to successfully serve our customers and, in fact, grew loans over $80 million in the first quarter lending to credit-worthy individuals and businesses. This continued lending is important to our customers because it helps them manage in this very challenging environment and, in turn, will bolster the overall economy.”
“That being said, we are closely monitoring our portfolio in this difficult market,” he continued. “We are committed to safety and soundness and focused on increasing shareholder value. Our bank is well-capitalized with a 10.51 percent total risk based capital ratio. We are currently taking measured steps to reduce expenses and control growth to preserve capital. However, we remain committed to servicing our customers and will continue to aggressively seek new business relationships that satisfy our underwriting criteria.”
Key Developments
•	In January 2009, Jay Fritz, formerly the chief operating officer was appointed president and chief executive officer. Fritz moved into this position without any salary or other benefit increase;

•	The chief executive officer and all executive vice presidents as a group (15 people – the “executive officers”) did not receive bonuses, whether in the form of cash, restricted stock or options for 2008;

•	Net interest income increased by $1.3 million compared to the fourth quarter due to loan growth, improved net interest margin and the continued inclusion of interest rate floors in loan pricing;

•	Recorded $13.0 million provision for loan losses increasing the allowance for loan losses to $53.0 million or 2.0 percent of loans;

•	Nonaccrual loans increased $19.2 million to $80.3 million or 3.1 percent of loans;

•	Non-interest expense decreased $3.9 million compared to the fourth quarter, due largely to a reduction in compensation and benefits expense and professional fees;

•	Loans increased $81.3 million compared to the fourth quarter reflecting high quality marketplace opportunities which Midwest will continue to moderate through pricing discipline;

•	Strong sales efforts have produced increased average core deposits of $14.4 million compared to the fourth quarter;

•	A successful retail CD campaign produced over $100 million of new deposits;

•	Average brokered CDs decreased $49.4 million compared to the fourth quarter;

•	Midwest renewed for 60 days a line credit for $15.0 million with its correspondent bank, of which $8.6 million is currently outstanding; and

•	As a result of economic conditions leading to an increase in nonaccrual loans and provisions for loan losses, Midwest as of March 31, 2009 was in violation of two covenants contained in the loan agreement with its correspondent bank, for which Midwest is currently seeking covenant waivers.
Compliance with TARP
Midwest took several steps with regard to executive compensation and prudent lending practices:
•	The executive officers covered by the Treasury regulations amended their compensation arrangements with Midwest prior to the receipt of the Dec. 2008 TARP investment to ensure that the arrangements complied with the Capital Purchase Program executive compensation rules.

•	In a manner consistent with prudent lending practices, Midwest has grown the loan portfolio $81 million from Dec. 31, 2008 to March 31, 2009.

•	During the first quarter Midwest also renewed $208 million of loans.

Capital
At March 31, 2009 Midwest Bank’s total risk based capital ratio was 10.51 percent and the Bank’s tier 1 risk based capital ratio was 7.52 percent. All of the Bank’s capital ratios exceed the regulatory guidelines for classification as “well-capitalized,” which is the highest regulatory capital rating given to financial institutions.
Loan Portfolio & Asset Quality
From Dec. 31, 2008 to March 31, 2009 Midwest grew loans $81.3 million. Loan growth in the first quarter was facilitated by the new capital raised in December under the TARP program. Average total loans increased $44.0 million during the first quarter.
In the first quarter, Midwest recorded a provision for loan losses of $13.0 million and recognized net loan charge-offs totaling $4.4 million.
Loan Portfolio
As of March 31, 2009
(dollars in
millions)

		Total	Total	Percent
Loan Type - Source of Repayment	Balance	Availability	Commitment	Availability
Land	$98.4	$1.0	$99.4	1.0	percent
Land Development, Residential	30.9	1.7	32.6	5.2
Land Development, Commercial	23.0	5.9	28.9	20.4
Land Development, Teardown	8.2	0.5	8.7	5.7
Condominium	68.1	14.2	82.3	17.3
Residential Construction	87.9	7.5	95.4	7.9
Commercial Construction	45.1	3.1	48.2	6.4
Residential Non-Builder	9.6	1.0	10.6	9.4
Buy Farmland	1.8	—	1.8	—
Letters of Credit	—	0.2	0.2	100.0
Other	0.1	—	0.1	—

Total Const. & Land Development	373.1	35.1	408.2	8.6

1-4 Residential	68.5	—	68.5	—
1-4 ARM	50.7	0.1	50.8	0.2

Total Residential	119.2	0.1	119.3	0.1

Home Equity Fixed	17.1	0.7	17.8	3.9
Home Equity Floating	196.3	118.6	314.9	37.7

Total Home Equity	213.4	119.3	332.7	35.9

CRE — Non-Owner Occupied	764.5	36.7	801.2	4.6
CRE — Owner Occupied	563.2	46.6	609.8	7.6

Total CRE	1,327.7	83.3	1,411.0	5.9

Commercial & Industrial	538.1	348.8	886.9	39.3

Agricultural	9.2	0.9	10.1	8.9

Consumer	6.4	2.3	8.7	26.4

Overdrafts, Settlement, Miscellaneous	3.9	—	—	—

Total Portfolio	$2,591.0	$589.8	$3,176.9	18.6	percent

•	Total construction and land loan commitments are 91 percent funded.

•	Land loans represent 3.8 percent of the loan portfolio.
Loan Quality
(dollars in millions)

	As of March 31, 2009
		30 - 89 Days			Nonaccrual				2009
		Past Due			Loans			Specifically	Amount ($)
Loan Type	Balance	$	Percent		$	Percent		Reserved	Charged-off
Land	$98.4	$0.6	0.6	percent	$5.0	5.1	percent	$0.1	$—
Land Development, Residential	30.9	0.2	0.6		0.6	1.9		—	—
Land Development, Commercial	23.0	—	—		0.6	2.6		—	—
Land Development, Teardown	8.2	—	—		—	—		—	—
Condominium	68.1	—	—		9.8	14.4		0.9	—
Residential Construction	87.9	4.8	5.5		5.8	6.6		0.1	0.2
Commercial Construction	45.1	—	—		3.5	7.8		—	—
Residential Non-Builder	9.6	3.3	34.4		1.0	10.4		0.1	—
Buy Farmland	1.8	—	—		—	—		—	—
Other	0.1	—	—		—	—		—	—

Total Const. & Land Development	373.1	8.9	2.4		26.3	7.0		1.2	0.2

1-4 Residential	68.5	1.0	1.5		1.6	2.3		0.2	—
1-4 ARM	50.7	2.9	5.7		3.3	6.5		0.1	—

Total Residential	119.2	3.9	3.3		4.9	4.1		0.3	—

Home Equity Fixed	17.1	—	—		—	—		—	—
Home Equity Floating	196.3	3.1	1.6		1.7	0.9		0.2	—

Total Home Equity	213.4	3.1	1.5		1.7	0.8		0.2	—

CRE — Non-Owner Occupied	764.5	14.6	1.9		12.1	1.6		1.3	—
CRE — Owner Occupied	563.2	3.6	0.6		19.1	3.4		1.8	—

Total CRE	1,327.7	18.2	1.4		31.2	2.3		3.1	—

Commercial & Industrial	538.1	4.0	0.7		16.2	3.0		6.8	4.5

Agricultural	9.2	—	—		—	—		—	—

Consumer	6.4	0.1	1.6		—	—		—	—

Overdrafts, Settlement, Miscellaneous	3.9	—	—		—	—		—	0.1

Total Portfolio	$2,591.0	$38.2	1.5	percent	$80.3	3.1	percent	$11.6	$4.8

During the first quarter Midwest completed a thorough review of the loan portfolio. The C&I portfolio experienced the most duress in the first quarter; $12.6 million moved to non-accrual status, mostly due to the following three credits:
•	The largest, a $6.5 million loan to a company that markets to realtors, has been negatively affected by the real estate downturn.

•	A $2.8 million loan relationship with an energy company. The borrower is currently operating under a forbearance agreement.

•	A $2.8 million loan relationship with a full-service tradeshow display company in which the recent death of the principal caused business problems. The borrower is currently operating under a forbearance agreement

Liquidity
Midwest expanded its effective liquidity management during the first quarter. The Bank’s liquidity position supported strong asset growth while liquid assets, including Federal Reserve Bank cash and unencumbered securities, improved by $137.7 million or 3.8 times the amount as of Dec. 31, 2008. As of March 31, 2009, non-interest bearing demand deposits increased $8.9 million from Dec. 31, 2008 levels or 2.7 percent, and total deposits, excluding demand deposit accounts and brokered deposits, increased by $150.4 million or 9.2 percent. Reliance on brokered CDs was reduced by $28.1 million, a reduction of 6.4 percent compared to Dec. 31, 2008. The Company’s liquidity position continues to improve and the core deposit gathering continues to show favorable trends.
Net Interest Margin
Net interest margin increased 12 basis points from 2.51 percent in the fourth quarter to 2.63 percent in the first quarter. Significant margin improvement came from the narrowing of average prime and LIBOR spreads when compared to the fourth quarter. This benefit was slightly offset by some variable rate loans which have yet to renew and become subject to recently implemented pricing floors and an increase in nonaccrual loans. The strong loan growth in the first quarter positively impacted the margin. Maturities of approximately $300 million of brokered CDs during the first quarter were replaced at lower rates helping to significantly reduce overall costs. Average brokered CD balances decreased almost $50 million when compared to the fourth quarter.
Noninterest Expense
Noninterest expense for the first quarter 2009 was $21.8 million compared to $25.7 million in the fourth quarter 2008. Despite an increase in FDIC insurance premiums of $670 thousand in the first quarter, noninterest expense declined $3.9 million. The decrease was primarily attributable to a $2.7 million decline in salaries and benefits when compared to the fourth quarter. This was due in large part to the difference in first quarter officer incentive expense including the reversal of $850 thousand accrued in prior periods. This reversal was related to a reduction in previously planned staff bonuses and a recent decision to forego all 2008 bonuses for executive officers. Professional services were down 35 percent, or $1.1 million compared to the fourth quarter due to expenses related to legal, printing and consulting fees associated with the TARP and other capital raising efforts in the fourth quarter. Excluding non-recurring items, on a normalized basis noninterest expense for the first quarter 2008 was $21.7 million.

Financial Highlights
Earnings
Income (loss) per common share was $(0.27) for the first quarter, compared to:
— $ 0.12 for fourth quarter 2008
— $ (0.22) for first quarter 2008
Net income (loss) was $(5.3) million for the first quarter, compared to:
— $ 4.4 million for fourth quarter 2008
— $ (5.4) million for first quarter 2008
Net interest margin was 2.63 percent for the first quarter, compared to:
— 2.51 percent for fourth quarter 2008
— 2.82 percent for first quarter 2008
Loans and Loan Quality
Average loans in the first quarter increased $44.0 million compared to fourth quarter 2008
Gross loans in the first quarter 2009 increased $81.3 million compared to fourth quarter 2008 facilitated by receipt of TARP investment
Annualized net charge-off rate was 0.70 percent for the first quarter 2009, compared to:
— 2.39 percent for the fourth quarter 2008
— 1.93 percent for the first quarter 2008
Nonaccrual loans at March 31, 2009 were $80.3 million or 3.10 percent of loans, compared to:
— 2.43 percent of loans at Dec. 31, 2008
— 1.90 percent of loans at March 31, 2008
Nonperforming assets (includes troubled debt restructuring) at March 31, 2009 were $109.9 million, or 2.96 percent of assets, compared to:
— 2.36 percent of assets at Dec. 31, 2008
— 1.33 percent of assets at March 31, 2008
Allowance for loan losses at March 31, 2009 was $53.0 million, or 2.05 percent of loans, compared to:
— 1.77 percent of loans at Dec. 31, 2008
— 0.82 percent of loans at March 31, 2008

Allowance for loan losses to nonaccrual loans was 66 percent at March 31, 2009, compared to:
— 73 percent at Dec. 31, 2008
— 43 percent at March 31, 2008
Foreclosed properties at March 31, 2009 were $18.5 million compared to:
— $ 12.0 million at Dec. 31, 2008
— $ 2.5 million at March 31, 2008
Loan delinquencies 30-89 days were 1.48 percent of loans at March 31, 2009, compared to:
— 1.03 percent at Dec. 31, 2008
— 0.82 percent at March 31, 2008

Capital Ratios at March 31, 2009:	Company	Bank
— Tier 1 risk-based	7.39%	7.52%
— Total risk-based	9.16%	10.51%
— Tier 1 leverage	6.22%	6.33%
Additional financial data are contained in the accompanying statements, tables and schedules.
Hosting a Conference Call
Midwest will conduct a conference call to discuss these results Wednesday, April 29, 2009, at 11:00 a.m. Eastern time / 10:00 a.m. Central time.
The webcast and call will be hosted by members of management. A brief discussion of results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion. Interested parties wishing to participate in the interactive portion of the call can dial in to 800-860-2442 or +1 412-858-4600 for international calls. The live webcast can be accessed and will be available for replay at www.midwestbank.com. The audio replay may be accessed through May 7, 2009, at 877-344-7529 or +1 412-317-0088. The replay passcode is 429301.

About Midwest
Midwest Banc Holdings, Inc., with $3.7 billion in assets, has provided a range of retail and commercial financial services for more than 50 years, through its two principal operating subsidiaries: Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc.
Midwest Bank operates 28 full-service community banking centers throughout the greater Chicagoland area meeting the diverse needs of businesses and consumers through commercial banking, wealth management, corporate trust and retail banking areas. Midwest Financial Services provides securities and insurance brokerage services.
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”
Contacts
Midwest Banc Holdings, Inc.
John B. Pelling, III, 708-498-2013
Vice President – Investor Relations
IR@midwestbank.com

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Three Months Ended
	March 31,		Dec. 31,		Sept. 30,		June 30,		March 31,
	2009		2008		2008		2008		2008
Income Statement Data:
Net (loss) income	$(5,320)		$4,429		$(159,714)		$2,428		$(5,416)

Per Share Data:
Basic and diluted (loss) earnings	$(0.27)		$0.12		$(5.76)		$0.06		$(0.22)
Cash dividends declared	—		—		—		0.13		0.13
Book value	6.38		6.56		5.89		11.76		12.14
“If converted” book value(10)	7.18		7.35		6.74		12.06		12.41
Tangible book value(1)	3.05		3.21		2.51		5.48		5.79
“If converted” tangible book value(1)(10)	4.16		4.31		3.68		6.37		6.65
Stock price at period end	1.01		1.40		4.00		4.87		12.78

Share Data:
Common shares outstanding – at period end	27,929		27,893		27,859		27,859		27,839
Basic — average	27,925		27,863		27,859		27,855		27,838
Diluted — average	27,925		27,863		27,859		27,958		27,838

Selected Financial Ratios:
Return on average assets	(0.59	) percent	0.49	percent	(17.25	) percent	0.26	percent	(0.59	) percent
Return on average equity	(7.12)		7.17		(181.60)		2.57		(5.69)
Net interest margin (tax equivalent)	2.63		2.51		2.77		2.89		2.82
Efficiency ratio(2)(3)	84		105		387		70		66
Dividend payout ratio	—		—		—		233		N/M
Loans to deposits at period end	102		104		99		107		103
Loans to assets at period end	70		70		70		67		66
Equity to assets at period end	8.11		8.57		5.78		9.95		10.22
Tangible equity to tangible assets at period end(1)(4)	5.75		6.11		3.24		5.51		5.75
Tier 1 capital to risk-weighted assets	7.39		8.30		6.26		9.09		9.33
Total capital to risk-weighted assets	9.16		10.07		8.04		10.43		10.61
Tier 1 leverage ratio	6.22		6.90		4.94		7.38		7.47

Full time equivalent employees	542		536		550		543		543

Balance Sheet Data:
Total earning assets	$3,339,448		$3,195,408		$3,176,629		$3,275,580		$3,298,143
Average earning assets	3,268,589		3,219,078		3,263,571		3,274,335		3,276,965
Average assets	3,648,873		3,590,313		3,682,449		3,686,350		3,686,269
Average loans	2,543,770		2,499,802		2,512,653		2,459,486		2,459,830
Average securities	688,334		668,830		715,219		762,889		765,966
Average deposits	2,474,262		2,478,948		2,411,013		2,384,764		2,415,385
Tangible shareholders’ equity(1)	208,098		212,289		113,101		195,751		204,295
Average equity	303,019		245,795		349,878		379,677		382,603
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In Thousands, except per share data)

	Three Months Ended
	March 31,		Dec. 31,		Sept. 30,	June 30,		March 31,
	2009		2008		2008	2008		2008
Interest Income
Loans	$34,549		$35,558		$37,364	$37,392		$40,806
Securities
Taxable	6,940		7,381		7,739	8,977		9,060
Exempt from federal income taxes	550		551		574	593		598
Dividends from FRB and FHLB stock	190		190		184	184		183
Short-term investments	37		54		27	98		148

Total interest income	42,266		43,734		45,888	47,244		50,795

Interest Expense
Deposits	13,685		15,524		15,301	16,111		19,089
Federal funds purchased and FRB discount window advances	29		14		563	672		815
Securities sold under repurchase agreements	3,205		3,264		3,338	3,482		3,178
Advances from the FHLB	3,029		3,126		2,779	2,437		3,482
Junior subordinated debentures	739		911		864	876		1,045
Revolving note payable	43		204		96	94		80
Term note payable	282		616		565	575		887
Subordinated debt	152		243		229	232		3

Total interest expense	21,164		23,902		23,735	24,479		28,579

Net interest income	21,102		19,832		22,153	22,765		22,216
Provision for loan losses	13,000		20,000		41,950	4,415		5,400

Net interest income after provision for loan losses	8,102		(168)		(19,797)	18,350		16,816

Noninterest Income
Service charges on deposit accounts	1,894		1,908		1,918	1,953		1,963
(Losses) gains on securities transactions	—		—		(16,652)	44		12
Impairment loss on securities	—		—		(47,801)	—		(17,586)
Gains on sales of loans	—		—		(75)	—		—
Insurance and brokerage commissions	320		333		448	683		560
Trust	282		241		451	482		449
Increase in CSV of life insurance	842		875		911	865		858
Gain on sale of property	—		—		—	—		15,196
Other	5		375		288	367		338

Total noninterest income (loss)	3,343		3,732		(60,512)	4,394		1,790

Noninterest Expenses
Salaries and employee benefits	11,083		13,819		12,515	11,015		13,040
Occupancy and equipment	3,245		3,511		3,211	3,093		2,899
Professional services	2,102		3,240		2,016	1,796		1,538
Marketing	688		842		575	713		576
Foreclosed properties	345		66		24	237		5
Amortization of intangible assets	573		590		590	591		590
Merger related charges	—		—		77	80		114
Loss on extinguishment of debt	—		—		—	—		7,121
Goodwill impairment charge	—		—		80,000	—		—
Other	3,725		3,610		4,288	2,843		2,726

Total noninterest expenses	21,761		25,678		103,296	20,368		28,609

(Loss) income before income taxes	(10,316)		(22,114)		(183,605)	2,376		(10,003)
Benefit for income taxes	(4,996)		(26,543)		(23,891)	(52)		(4,587)

Net (Loss) Income	$(5,320)		$4,429		$(159,714)	$2,428		$(5,416)

Net (loss) income available to common shareholders	$(7,443)		$3,207		$(160,550)	$1,592		$(6,251)

Basic and diluted (loss) earnings per share	$(0.27)		$0.12		$(5.76)	$0.06		$(0.22)

Cash dividends declared per share	$—		$—		$—	$0.13		$0.13

Top line revenue (5)	$24,445		$23,564		$(38,359)	$27,159		$24,006
Noninterest income to top line revenue	14	percent	16	percent	N/M	16	percent	7	percent
See footnotes at end of statements, tables and schedules.

Balance Sheet .
Midwest Banc Holdings, Inc.
(In thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Assets
Cash	$56,516	$61,330	$111,769	$85,015	$71,080
Short-term investments	1,762	1,735	1,674	3,042	31,415

Securities available-for-sale	685,858	621,949	618,215	710,803	737,089
Securities held-to-maturity	29,082	30,267	30,817	31,389	32,674

Total securities	714,940	652,216	649,032	742,192	769,763

Federal Reserve and FHLB stock, at cost	31,698	31,698	31,698	29,264	29,264

Loans	2,591,048	2,509,759	2,494,225	2,501,082	2,467,701
Allowance for loan losses	(53,011)	(44,432)	(39,428)	(22,606)	(20,344)

Net loans	2,538,037	2,465,327	2,454,797	2,478,476	2,447,357

Cash value of life insurance	85,517	84,675	83,800	82,889	82,024
Premises and equipment	38,528	38,313	38,216	38,739	38,232
Foreclosed properties	18,534	12,018	8,025	2,375	2,527
Goodwill and other intangibles	92,972	93,546	94,136	174,947	176,861
Other	134,560	129,354	110,230	89,781	81,923

Total assets	$3,713,064	$3,570,212	$3,583,377	$3,726,720	$3,730,446

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$343,422	$334,495	$334,545	$334,813	$313,727
Interest-bearing	2,200,583	2,078,296	2,178,459	2,005,230	2,090,985

Total deposits	2,544,005	2,412,791	2,513,004	2,340,043	2,404,712

Federal funds purchased & FRB discount window	55,000	—	—	198,000	184,500
Securities sold under repurchase agreements	297,650	297,650	297,650	297,650	394,764
FHLB advances	340,000	380,000	380,000	340,000	190,000
Junior subordinated debentures	60,807	60,791	60,774	60,757	60,741
Revolving note payable	8,600	8,600	20,600	7,600	6,500
Term note payable	55,000	55,000	55,000	55,000	55,000
Subordinated debt	15,000	15,000	15,000	15,000	15,000
Other	35,932	34,546	34,112	41,972	38,073

Total liabilities	3,411,994	3,264,378	3,376,140	3,356,022	3,349,290

Shareholders’ Equity
Preferred equity	122,976	122,748	43,125	43,125	43,125
Common equity	178,362	185,208	175,806	335,662	336,877
Accumulated other comprehensive income (loss)	(268)	(2,122)	(11,694)	(8,089)	1,154

Total shareholders’ equity	301,070	305,834	207,237	370,698	381,156

Total liabilities and shareholders’ equity	$3,713,064	$3,570,212	$3,583,377	$3,726,720	$3,730,446

Loan Portfolio Composition — Source of Repayment

	March 31, 2009		Dec. 31, 2008
		Percent of		Percent of
	($ in millions)	Total	($ in millions)	Total
Commercial	$1,106	43	$1,090	43
Construction	373	14	366	15
Commercial real estate	774	30	730	29
Consumer	220	8	201	8
Residential mortgage	119	5	123	5

Total loans, gross excluding deferred fees	$2,592	100	$2,510	100

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	March 31, 2009			Dec. 31, 2008			March 31, 2008
	Average	Average		Average	Average		Average	Average
	Balance	Rate		Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$4,787	3.09	percent	$18,748	1.15	percent	$21,939	2.70	percent
Securities:
Taxable(6)	629,783	4.41		610,160	4.84		704,119	5.43
Exempt from federal income taxes(6)	58,551	5.78		58,670	5.78		61,847	5.95

Total securities	688,334	4.52		668,830	4.92		765,966	5.48
FRB and FHLB stock	31,698	2.40		31,698	2.40		29,230	2.50
Loans (7)(8)(9)	2,543,770	5.44		2,499,802	5.70		2,459,830	6.65

Total interest-earning assets	$3,268,589	5.22	percent	$3,219,078	5.48	percent	$3,276,965	6.31	percent

Noninterest-Earning Assets:
Cash	$69,006			$63,352			$55,634
Premises and equipment	38,166			38,208			41,325
Allowance for loan losses	(46,503)			(41,522)			(27,287)
Other	319,615			311,197			339,632

Total noninterest-earning assets	380,284			371,235			409,304

Total assets	$3,648,873			$3,590,313			$3,686,269

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$173,291	0.59	percent	$176,803	0.72	percent	$217,515	1.37	percent
Money-market demand and savings accounts	351,778	0.86		334,217	0.94		411,091	1.78
Time deposits	1,618,236	3.13		1,637,302	3.52		1,470,272	4.49

Total interest-bearing deposits	2,143,305	2.55		2,148,322	2.89		2,098,878	3.64
Borrowings:
Fed funds purch & repurchase agreements	333,990	3.87		305,242	4.30		402,774	3.97
FHLB advances	363,000	3.34		380,000	3.29		315,158	4.42
Junior subordinated debentures	60,799	4.86		60,783	6.00		60,733	6.88
Revolving note payable	8,600	2.00		17,470	4.67		6,368	5.03
Term note payable	55,000	2.05		55,000	4.48		69,835	5.08
Subordinated debt	15,000	4.05		15,000	6.48		165	7.27

Total borrowings	836,389	3.58		833,495	4.02		855,033	4.44

Total interest-bearing liabilities	$2,979,694	2.84	percent	$2,981,817	3.21	percent	$2,953,911	3.87	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$330,957			$330,626			$316,507
Other liabilities	35,203			32,075			33,248

Total noninterest-bearing liabilities	366,160			362,701			349,755

Shareholders’ equity	303,019			245,795			382,603

Total liabilities and shareholders’ equity	$3,648,873			$3,590,313			$3,686,269

Net interest margin (tax equivalent)(6)(9)		2.63	percent		2.51	percent		2.82	percent
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	March 31,		Dec. 31,		Sept. 30,		June 30,		March 31,
	2009		2008		2008		2008		2008
Loan Quality
Nonaccrual loans	$80,332		$61,104		$60,474		$40,956		$46,916
Troubled debt restructuring	11,006		11,006		—		—		—

Nonperforming loans	91,338		72,110		60,474		40,956		46,916
Foreclosed properties	18,534		12,018		8,025		2,375		2,527

Nonperforming assets	$109,872		$84,128		$68,499		$43,331		$49,443

90+ days past due and accruing	$—		$—		$—		$4,320		$—

Loans	$2,591,048		$2,509,759		$2,494,225		$2,501,082		$2,467,701

Loan-related assets	$2,609,582		$2,521,777		$2,502,250		$2,503,457		$2,470,228

Nonaccrual loans to loans	3.10	percent	2.43	percent	2.42	percent	1.64	percent	1.90	percent

Nonperforming assets to loan-related assets	4.21	percent	3.34	percent	2.74	percent	1.73	percent	2.00	percent

Nonperforming assets to total assets	2.96	percent	2.36	percent	1.91	percent	1.16	percent	1.33	percent

Allowance for Loan Losses
Beginning balance	$44,432		$39,428		$22,606		$20,344		$26,748
Provision for loan losses	13,000		20,000		41,950		4,415		5,400
Net chargeoffs (recoveries)	4,421		14,996		25,128		2,153		11,804

Ending balance	$53,011		$44,432		$39,428		$22,606		$20,344

Net chargeoffs to average loans	0.70	percent	2.39	percent	3.98	percent	0.35	percent	1.93	percent

Delinquencies 30 – 89 days to loans	1.48	percent	1.03	percent	0.99	percent	0.35	percent	0.82	percent

Allowance for loan losses to Loans at period end	2.05	percent	1.77	percent	1.58	percent	0.90	percent	0.82	percent
Nonaccrual loans	66	percent	73	percent	65	percent	55	percent	43	percent

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)
(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Shareholders’ equity	$301,070	$305,834	$207,237	$370,698	$381,156
Core deposit intangible & other intangibles, net	(14,110)	(14,683)	(15,274)	(15,864)	(16,454)
Goodwill	(78,862)	(78,862)	(78,862)	(159,083)	(160,407)

Tangible shareholders’ equity	$208,098	$212,289	$113,101	$195,751	$204,295

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Total assets	$3,713,064	$3,570,212	$3,583,377	$3,726,720	$3,730,446
Core deposit intangible & other intangibles, net	(14,110)	(14,683)	(15,274)	(15,864)	(16,454)
Goodwill	(78,862)	(78,862)	(78,862)	(159,083)	(160,407)

Tangible assets	$3,620,092	$3,476,667	$3,489,241	$3,551,773	$3,553,585

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35 percent tax rate and for the dividends-received deduction where applicable.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2009	2008	2008
Net interest income	$21,102	$19,832	$22,216
Tax equivalent adjustment to net interest income	357	363	892

Net interest income, tax equivalent basis	$21,459	$20,195	$23,108

(10)	Reconciliation of common equity to shareholders’ equity.

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Preferred equity	$122,976	$122,748	$43,125	$43,125	$43,125
Common equity	178,094	183,086	164,112	327,573	338,031

Shareholders’ equity	$301,070	$305,834	$207,237	$370,698	$381,156

Reconciliation of tangible common equity to tangible shareholders’ equity.

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Preferred equity	$122,976	$122,748	$43,125	$43,125	$43,125
Tangible common equity	85,122	89,541	69,976	152,626	161,170

Tangible shareholders’ equity	$208,098	$212,289	$113,101	$195,751	$204,295

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Common shares outstanding	27,929	27,893	27,859	27,859	27,839
Resulting common shares if preferred shares were converted	2,875	2,875	2,875	2,875	2,875

“If converted” shares outstanding	30,804	30,768	30,734	30,734	30,714